Exhibit 99.1

For Immediate Release

8x8 Announces Sale of Dedicated Server Hosting Business to
The IRC Company, Inc. (dba Black Lotus Communications)

SAN JOSE, Calif. - October 4, 2013 - 8x8, Inc. (NASDAQ:EGHT), provider of innovative cloud communications and computing solutions, today announced it has sold its dedicated server hosting business to The IRC Company, Inc. (dba Black Lotus Communications) for $3 million in cash. The transaction signed and closed on September 30, 2013.

The dedicated server hosting business, acquired by 8x8 in May 2010, provided managed hosting services on dedicated servers to 288 customers as of June 30, 2013. For the fiscal year ended March 31, 2013, this business generated revenue of approximately $3.8 million and $753,000 in the first quarter of fiscal 2014. 8x8's Infrastructure as a Service (IaaS) and Desktop as a Service (DaaS) cloud hosting business is not included in this transaction. The Company will report a gain of approximately $1 million related to this transaction in the second quarter of fiscal 2014.

"The sale of our dedicated server hosting business enables 8x8 to sharpen its focus on the continued innovation and adoption of our core, cloud-based business service offerings," said 8x8 CEO Vik Verma. "At the same time, this strategic transaction will have a positive effect on our gross margins and growth rates, further illustrating the success and profitability of our cloud-based business model."

Excluding revenue from the dedicated server hosting business, reported revenue from business customers in the first quarter of fiscal 2014 increased 24% from the amount reported for the first quarter of fiscal 2013, compared with the previously announced growth rate of 22%. Gross margin in the first quarter of fiscal 2014 was 72%, excluding dedicated server hosting revenue and cost of sales, compared with 71%, including dedicated server hosting revenue and cost of sales. Income from operations for the dedicated server hosting business was approximately $251,000 in the first quarter of fiscal 2014 and approximately $823,000 in fiscal 2013.

"Black Lotus is looking forward to working with our new clients in supporting their needs," said Shawn Marck, Chief Technology Officer of Black Lotus. "Our culture is driven by exceeding expectations and delivering business solutions through technology. We now have three data centers in the United States; Los Angeles, Silicon Valley and Northern Virginia."

NCC International represented 8x8, Inc. on an exclusive basis and provided financial advisory services during the transaction.

8x8 is providing the following unaudited pro forma consolidated statements of income as additional information for investors to consider with this release.

About 8x8, Inc.

8x8, Inc. (NASDAQ:EGHT) empowers business conversations for more than 33,000 businesses with cloud communications services that include hosted PBX telephony, unified communications, call center software and video conferencing solutions. The company has been delivering business communications services since 2004 and has garnered a reputation for technical excellence and outstanding reliability. In 2012, 8x8 was named a market "leader" in Gartner's Magic Quadrant for Unified Communications as a Service (UCaaS) in North America and was recognized as the No. 1 Provider of Hosted IP Telephony by Frost & Sullivan and Synergy Research Group. For additional information, visit www.8x8.com, or connect with 8x8 on Google+, Facebook, LinkedIn and Twitter.

About Black Lotus Communications

Black Lotus Communications is a California based security innovator which pioneered the first commercially viable DDoS mitigation solutions in 1999, weeks after the first known DDoS attacks. These advanced solutions enhance the security posture of SMB and Enterprise clients while reducing capital expenditures, managing risk, ensuring compliance, and improving earnings and retention. Breakthrough developments at Black Lotus include the world's first DDoS protected hosting network, the first IPv6 DDoS mitigation environment, and the first highly effective Layer 7 attack mitigation strategy. Black Lotus is expanding and recently secured its first financing round led by Industry Capital. For more information, visit www.blacklotus.net or follow Black Lotus on Twitter at https://twitter.com/ddosprotection.

About NCC International

NCC International is among the nation's leading M&A and financial advisory firms specializing in the Internet, Web Hosting, Telecom and SaaS sectors. Over the past 20 years NCC has completed over 300 assignments. Its clients range from NASDAQ firms to small privately owned companies. For more information contact Tom Millitzer at 239-282-5550 or visit www.com-broker.com.

###

Contact:
Joan Citelli
(408) 654-0970

joan.citelli@8x8.com

The following unaudited pro forma condensed consolidated statements of income of the Company give effect to the sale of its dedicated server hosting business, which occurred on September 30, 2013.

The historical financial information of the Company set forth below has been derived from the unaudited condensed consolidated statements of income of the Company included in the Company's Quarterly Reports on Form 10-Q for the quarters ended June 30, 2012, September 30, 2012, December 31, 2012 and June 30, 2013 and the historical audited consolidated statement of income of the Company included in the Company's Annual Report on Form 10-K for the year ended March 31, 2013.

The unaudited pro forma condensed consolidated statements of income were prepared as if the sale had occurred on March 31, 2012. Pro forma condensed consolidated statements of income for the five most recently completed quarters and the most recently completed fiscal year are presented because the treatment of the dedicated server hosting business has not yet been reflected as discontinued operations in the Company's historical information, except as noted above.

The unaudited pro forma condensed consolidated statements of income have been prepared by the Company's management for illustrative purposes only and is not necessarily indicative of the results of operations in future periods or the results that actually would have been realized had the Company sold the dedicated server hosting business during the specified periods. The pro forma adjustments are based upon assumptions that the Company's management believes are reasonable. The pro forma adjustments are based on the information available at the time of the preparation of the unaudited pro forma condensed consolidated statements of income. These statements, including any notes thereto, are qualified in their entirety by reference to, and should be read in conjunction with, the historical consolidated financial statements of the Company included in its Annual Report on Form 10-K for the year ended March 31, 2013 and Quarterly Reports on Form 10-Q for the three months ended June 30, 2012, September 30, 2012, December 31, 2012 and June 30, 2013 filed with the Securities and Exchange Commission.

8x8, Inc.
UNAUDITED PRO FORMA CONDENSED
CONSOLIDATED STATEMENT OF INCOME
Three Months Ended June 30, 2013
(In thousands, except per share amounts)

		Pro Forma
	As Reported	Adjustments (1)	Pro Forma
Service revenue	$27,252	$753	$26,499
Product revenue	2,752	-	2,752
Total revenue	30,004	753	29,251

Operating expenses:
Cost of service revenue	5,221	435	4,786
Cost of product revenue	3,347	-	3,347
Research and development	2,336	-	2,336
Sales and marketing	13,121	49	13,072
General and administrative	2,790	18	2,772
Gain on patent sale	-	-	-
Total operating expenses	26,815	502	26,313
Income from operations	3,189	251	2,938
Other income, net	15	-	15
Income before provision for income taxes	3,204	251	2,953
Provision for income taxes	1,065	104	961
Net income	$2,139	$147	$1,992

Net income per share:
Basic	$0.03		$0.03
Diluted	$0.03		$0.03

Weighted average number of shares:
Basic	72,510		72,510
Diluted	75,756		75,756

8x8, Inc.
UNAUDITED PRO FORMA CONDENSED
CONSOLIDATED STATEMENT OF INCOME
Twelve Months Ended March 31, 2013
(In thousands, except per share amounts)

		Pro Forma
	As Reported	Adjustments (1)	Pro Forma
Service revenue	$98,212	$3,828	$94,384
Product revenue	9,402	-	9,402
Total revenue	107,614	3,828	103,786

Operating expenses:
Cost of service revenue	22,201	2,273	19,928
Cost of product revenue	11,801	-	11,801
Research and development	8,147	-	8,147
Sales and marketing	46,244	671	45,573
General and administrative	8,619	61	8,558
Gain on patent sale	(12,965)	-	(12,965)
Total operating expenses	84,047	3,005	81,042
Income from operations	23,567	823	22,744
Other income, net	105	-	105
Income before provision for income taxes	23,672	823	22,849
Provision for income taxes	9,733	334	9,399
Net income	$13,939	$489	$13,450

Net income per share:
Basic	$0.20		$0.19
Diluted	$0.19		$0.18

Weighted average number of shares:
Basic	71,390		71,390
Diluted	74,700		74,700

8x8, Inc.
UNAUDITED PRO FORMA CONDENSED
CONSOLIDATED STATEMENT OF INCOME
Three Months Ended June 30, 2012
(In thousands, except per share amounts)

		Pro Forma
	As Reported	Adjustments (1)	Pro Forma
Service revenue	$23,172	$982	$22,190
Product revenue	2,080	-	2,080
Total revenue	25,252	982	24,270

Operating expenses:
Cost of service revenue	5,686	608	5,078
Cost of product revenue	2,710	-	2,710
Research and development	1,826	-	1,826
Sales and marketing	10,541	273	10,268
General and administrative	2,064	11	2,053
Gain on patent sale	(11,965)	-	(11,965)
Total operating expenses	10,862	892	9,970
Income from operations	14,390	90	14,300
Other income, net	8	-	8
Income before provision for income taxes	14,398	90	14,308
Provision for income taxes	5,781	36	5,745
Net income	$8,617	$54	$8,563

Net income per share:
Basic	$0.12		$0.12
Diluted	$0.12		$0.12

Weighted average number of shares:
Basic	70,717		70,717
Diluted	74,110		74,110

8x8, Inc.
UNAUDITED PRO FORMA CONDENSED
CONSOLIDATED STATEMENT OF INCOME
Three Months Ended September 30, 2012
(In thousands, except per share amounts)

		Pro Forma
	As Reported	Adjustments (1)	Pro Forma
Service revenue	$24,177	$1,076	$23,101
Product revenue	2,194	-	2,194
Total revenue	26,371	1,076	25,295

Operating expenses:
Cost of service revenue	5,825	609	5,216
Cost of product revenue	2,672	-	2,672
Research and development	2,030	-	2,030
Sales and marketing	11,010	210	10,800
General and administrative	2,070	16	2,054
Gain on patent sale	-	-	-
Total operating expenses	23,607	835	22,772
Income from operations	2,764	241	2,523
Other income, net	9	-	9
Income before provision for income taxes	2,773	241	2,532
Provision for income taxes	1,032	97	935
Net income	$1,741	$144	$1,597

Net income per share:
Basic	$0.02		$0.02
Diluted	$0.02		$0.02

Weighted average number of shares:
Basic	71,261		71,261
Diluted	74,558		74,558

8x8, Inc.
UNAUDITED PRO FORMA CONDENSED
CONSOLIDATED STATEMENT OF INCOME
Three Months Ended December 31, 2012
(In thousands, except per share amounts)

		Pro Forma
	As Reported	Adjustments (1)	Pro Forma
Service revenue	$24,958	$935	$24,023
Product revenue	2,382	-	2,382
Total revenue	27,340	935	26,405

Operating expenses:
Cost of service revenue	5,473	583	4,890
Cost of product revenue	3,203	-	3,203
Research and development	2,117	-	2,117
Sales and marketing	11,651	90	11,561
General and administrative	2,136	17	2,119
Gain on patent sale	-	-	-
Total operating expenses	24,580	690	23,890
Income from operations	2,760	245	2,515
Other income, net	73	-	73
Income before provision for income taxes	2,833	245	2,588
Provision for income taxes	913	99	814
Net income	$1,920	$146	$1,774

Net income per share:
Basic	$0.03		$0.02
Diluted	$0.03		$0.02

Weighted average number of shares:
Basic	71,611		71,611
Diluted	74,988		74,988

8x8, Inc.
UNAUDITED PRO FORMA CONDENSED
CONSOLIDATED STATEMENT OF INCOME
Three Months Ended March 31, 2013
(In thousands, except per share amounts)

		Pro Forma
	As Reported	Adjustments (1)	Pro Forma
Service revenue	$25,905	$835	$25,070
Product revenue	2,746	-	2,746
Total revenue	28,651	835	27,816

Operating expenses:
Cost of service revenue	5,217	473	4,744
Cost of product revenue	3,216	-	3,216
Research and development	2,174	-	2,174
Sales and marketing	13,042	98	12,944
General and administrative	2,349	17	2,332
Gain on patent sale	(1,000)	-	(1,000)
Total operating expenses	24,998	588	24,410
Income from operations	3,653	247	3,406
Other income, net	15	-	15
Income before provision for income taxes	3,668	247	3,421
Provision for income taxes	2,007	102	1,905
Net income	$1,661	$145	$1,516

Net income per share:
Basic	$0.02		$0.02
Diluted	$0.02		$0.02

Weighted average number of shares:
Basic	71,998		71,998
Diluted	75,053		75,053

These unaudited pro forma condensed consolidated statements of income reflect all adjustments that, in the opinion of management, are necessary to present fairly the pro forma results of operations.

(1) Adjustments to remove the historical results of the dedicated server hosting business from continuing operations.